--------------------------------------------------------------------------------
   As filed with the Securities and Exchange Commission on _________ __, 1999
                                                     Registration No. 333-_____
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                            REGISTRATION STATEMENT ON
                                    FORM S-8
                        UNDER THE SECURITIES ACT OF 1933


                        MONTGOMERY FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

          Indiana                                               35-1962246
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                           Identification No.)

119 East Main Street, Crawfordsville, Indiana                       47933
(Address of principal executive offices)                          (Zip Code)

                        MONTGOMERY FINANCIAL CORPORATION
                      1997 STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the plan)

                             Martin Meyrowitz, P.C.
                              Daniel C. Holdgreiwe
                         Silver, Freedman & Taff, L.L.P.
      (a limited liability partnership including professional corporations)
                              7th Floor, East Tower
                            1100 New York Avenue, NW
                              Washington, DC 20005
                     (Name and address of agent for service)

                                 (202) 414-6100
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE


                                                       Proposed maximum         Proposed maximum
Title of securities                 Amount to be       offering price            aggregate                  Amount of
to be registered                   registered            per share              offering price            registration fee
---------------------------------------------------------------------------------------------------------------------------

Common Stock, par value
  $.01 per share                   118,677 shares         $10.4375(1)            $1,238,691(1)               $344.36(1)

Interests in Plan(2)

=============================================================================================================================


(1) Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee, at $10.4375 per share, which was the average of the closing bid and asked prices of the common stock of Montgomery Financial Corporation on September 20, 1999 as reported on the Nasdaq SmallCap Market.
(2) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. In accordance with Rule 457(h)(2), no separate fee calculation is made for plan interests.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I of Form
S-8 will be sent or given to participants in the Montgomery Financial Corporation 1997 Stock Option and Incentive Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.    Incorporation of Certain Documents by Reference.

     The following documents previously or concurrently filed by Montgomery
Financial   Corporation   (the   "Company")   with  the  Commission  are  hereby
incorporated by reference in this Registration Statement:

(a) The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998 (File No. 0-29312) filed pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

(b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by audited financial statements contained in the prospectus referred to in Item 3(a) above; and

(c) the description of the common stock, par value $.01 per share, of the Registrant contained in the Registrant's Registration Statement on Form S-1 (File No. 333-24721) filed with the Commission on April 7, 1997 and all amendments thereto or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration
Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to the Secretary, Montgomery Financial Corporation, 119 East Main Street, Crawfordsville, Indiana 47933, telephone number (765) 362-4710.

     All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.    Description of Securities.

       Not Applicable.

Item 5.    Interests of Named Experts and Counsel.

       Not Applicable.

Item 6.    Indemnification of Directors and Officers.

     Article X of the Company's Certificate of Incorporation requires the Company to indemnify, to the fullest extent to which it is empowered to do so by Indiana law, the directors and officers of the Company against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding.
Article X also provides for the authority to purchase insurance against any liability arising from an individual's status as a Director or Officer whether or not the Company would have power to indemnify the individual against the same liability.

     Chapter 37 of the Business Corporation Law of the State of Indiana authorizes a corporation's Board of Directors to grant indemnity to directors and officers, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such corporation. Indemnification is permitted where such person (i) was acting in good faith; (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate; and (iii) with respect to a criminal proceeding, has no reasonable cause to believe his conduct was unlawful.

     Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the Board of Directors of the Company by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; (ii) if such a quorum cannot be obtained, then by a committee of such directors; or (iii) by special legal counsel; or (iv) by the shareholders who are not directors who are parties to the proceeding.

     Chapter 37 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

Item 7.    Exemption from Registration Claimed.

       Not Applicable.

Item 8.    Exhibits.


                                                                                  Reference to Prior
 Regulation S-K                                                                      Filing or
     Exhibit                                                                        Exhibit Number
     Number                              Document                                   Attached Hereto
-----------------   ----------------------------------------------------------  -----------------------------

       4               Instruments Defining the Rights of Security
                       Holders, Including Indentures:
                         Certificate of Incorporation of Montgomery
                           Financial Corporation................................          *
                         Bylaws of Montgomery Financial Corporation.............          *
                         Form of Stock Certificate of Montgomery
                           Financial Corporation................................          *
        5                Opinion of Silver, Freedman & Taff, L.L.P..............          5
       23              Consents of Experts and Counsel:
                         Consent of Olive, LLP certified public accountant......         23
                         Consent of Silver, Freedman & Taff, L.L.P.............. Included in Exhibit 5
       24                Power of Attorney......................................     Contained on
                                                                                     Signature Page

-----------------------

* Filed as exhibits to the Registrant's Registration Statement on Form S-1 (File No. 333-24721) filed with the Commission on April 7, 1997 and all amendments thereto or reports filed for the purpose of updating such description. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.


Item 9.    Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Crawfordsville, State of Indiana, on __________ __, 1999.

                                    MONTGOMERY FINANCIAL CORPORATION




                                    By:  /s/ Earl F. Elliott
                                        ----------------------------------------
                                        Earl F. Elliot, President and Chief
                                          Executive Officer
                                        (Duly Authorized Representative)


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Earl F. Elliott, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the date as indicated.




/s/ Earl F. Elliott                     /s/ J. Lee Walden
--------------------------------        ----------------------------------------
Earl F. Elliott, President and          J. Lee Walden, Director, Chief Operating
Chief Executive Officer                   Officer and Chief Financial Officer

Date: __________ ___, 1999              Date: __________ ___, 1999

/s/ Mark E. Foster                    /s/ John E. Woodward
--------------------------------      ----------------------------------------
Mark E. Foster, Director              John E. Woodward, Director


Date: __________ ___, 1999            Date: __________ ___, 1999



/s/ C. Rex Henthorn                   /s/ Robert C. Wright
--------------------------------      ----------------------------------------
C. Rex Henthorn, Director and         Robert C. Wright, Director
Chairman of the Board

Date: __________ ___, 1999            Date: __________ ___, 1999



/s/ Joseph M. Malott
-------------------------------
Joseph M. Malott, Director

Date: __________ ___, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------






                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549







                                    EXHIBITS


                                       TO


                                    FORM S-8


                             REGISTRATION STATEMENT


                                      UNDER


                           THE SECURITIES ACT OF 1933








                        MONTGOMERY FINANCIAL CORPORATION


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  EXHIBIT INDEX


                                                                                Reference to Prior Filing or
                                                                                 Page Number in Sequentially
   Exhibit                                                                          Numbered Registration
   Number                                                                                Statement
------------   -----------------------------------------------------------      -------------------------------

      4        Instruments Defining the Rights of Security Holders,
               Including Indentures:

                   Certificate of Incorporation of Montgomery Financial
                     Corporation................................................               *

                   Bylaws of Montgomery Financial Corporation...................               *

                   Form of Stock Certificate of Montgomery Financial
                     Corporation................................................               *

      5             Opinion of Silver, Freedman & Taff, L.L.P...................           Exhibit 5

     23             Consent of Olive, LLP.......................................           Exhibit 23

                    Consent of Silver, Freedman & Taff, L.L.P...................      Included in Exhibit 5

     24             Power of Attorney...........................................   Contained on signature page

------------------------

* Filed as exhibits to the Registrant's Registration Statement on Form S-1 (File No. 333-24721) filed with the Commission on April 7, 1997 and all amendments thereto or reports filed for the purpose of updating such description. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.

                                    Exhibit 5

                                        August __, 1999



Board of Directors
Montgomery Financial Corporation
119 East Main Street
Crawfordsville, Indiana 47933

Gentlemen:

     We have acted as counsel to Montgomery Financial Corporation (the "Corporation") in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to 118,677 shares of the Corporation's Common Stock, par value $.01 per share (the "Common Stock"), to be offered pursuant to Montgomery Financial Corporation's 1997 Stock Option and Incentive Plan (the "Plan") and related interests in the Plan.

     In this connection, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Plan, the Corporation's Certificate of Incorporation, Bylaws, and resolutions of its Board of Directors.

     Based upon the foregoing, it is our opinion that the Common Stock and interests in the Plan covered by the Registration Statement will, when issued according to the terms of the Plan, be legally issued, fully paid and non-assessable.

     We hereby consent to the inclusion of our opinion as Exhibit 5 of this Registration Statement on Form S-8. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                            Very truly yours,

                                            /s/ Silver, Freedman & Taff, L.L.P.


                                            SILVER, FREEDMAN & TAFF, L.L.P.

                                   Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-8 of Montgomery Financial Corporation (the "Company") of our report dated July 30, 1998 on the consolidated financial statements of the Company which report is incorporated by reference in the Company's Annual Report on Form 10-K for the three years ended June 30, 1998 filed pursuant to the Securities Exchange Act of 1934.


OLIVE LLP


/s/ Olive LLP


Indianapolis, IN
September 21, 1999